Exhibit (a)(1)(C)

ELECTION TO PARTICIPATE AND EXERCISE WARRANTS PURSUANT TO OFFER TO AMEND AND EXERCISE COMMON STOCK OF PURE BIOSCIENCE, INC. and approve the Aggregate Warrant Amendment Offer

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. (PACIFIC TIME)
ON THE EVENING OF SEPTEMBER 25, 2017, OR SUCH LATER TIME AND DATE TO WHICH
THE OFFER IS EXTENDED.

PLEASE REVIEW AND (1) FILL IN THE INFORMATION REQUIRED IN INDIVIDUAL WARRANT AMENDMENT OFFER AND (2) CHECK THE BOX IN THE AGGREGATE WARRANT AMENDMENT OFFER, IF YOU SO DESIRE

A. Individual Warrant Amendment Offer

This Election to Participate and Exercise Warrants is provided to holders of record of (i) outstanding warrants to purchase 4,104,980 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on August 29, 2014, as amended (the “2014 Warrants”); (ii) outstanding warrants to purchase 1,986,101 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on November 23, 2015, as amended (the “2015 Warrants”) and (iii) outstanding warrants to purchase 1,572,941 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on January 23, 2017 (the “2017 Warrants”, and together with the 2014 Warrants and the 2015 Warrants, the “Original Warrants”). In connection with the Offer to Amend and Exercise to Purchase Common Stock of Pure Bioscience, Inc. (the “Company”) dated August 25, 2017, as may be amended or supplemented (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrants shall have the meanings ascribed to them in the Offer to Amend and Exercise. The undersigned holder of 2014 Warrants, 2015 Warrants and/or 2017 Warrants, as the case may be, hereby:

1.	Elects to participate in the Offer to Amend and Exercise and exercise Original Warrants to purchase the following shares at the reduced exercise price of equal to $0.60 per share for the 2014 Warrants, $0.40 per share for the 2015 Warrants and $0.85 per share for the 2017 Warrants (please be aware that if you choose to amend and exercise your Original Warrants, you must elect to amend and exercise all of your Original Warrants that you hold) and deliver the aggregate exercise price as set forth below:

	Number of Original Warrants	Multiplied by the Exercise Price	Aggregate Exercise Price
Shares purchased in respect of 2014 Warrants		$0.60 per Share	$
Shares purchased in respect of 2015 Warrants		$0.40 per Share	$
Shares purchased in respect of 2017 Warrants		$0.85 per Share	$

2. Requests such shares be delivered in Certificated form:

Name Exact name of beneficial holder — may use a nominee name if appropriate:
Mailing Address:
Tax ID or SSN of holder:

3. Requests such shares be delivered via DWAC (only for holders of 2017 Warrants):

Name Exact name of beneficial holder — may use a nominee name if appropriate:
DTC Participant/ DTC#:
Account #:

Originals of the 2014 Warrants, 2015 Warrants and/or 2017 Warrants, as the case may be, together with a properly completed Election to Participate and Exercise Warrants and any other documents required hereby, must be delivered to the Company as follows:

PURE Bioscience, Inc.,

1725 Gillespie Way

El Cajon, California 92020

Attention: Mark Elliott or Hank Lambert

(619) 596-8600

Email: melliott@purebio.com

hlambert@purebio.com

Fascimile: (619) 596-8790

Additionally, you must pay the exercise price applicable to your Original Warrants by check payable to “Pure Bioscience, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth in the instructions below.

B. Aggregate Warrant Amendment Offer:

[ ]	Elects to approve an amendment of all of the outstanding 2014 Warrants, 2015 Warrants and/or 2017 Warrants, as applicable with respect to Original Warrants you hold, to amend such Original Warrants in the same manner pursuant to the Individual Warrant Amendment Offer, except as set forth in the Offer to Amend and Exercise

If there is inadequate space in any box above, list the information on a separate signed sheet and attach it to this Election to Participate and Exercise Warrants.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer to Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Participate and Exercise Warrants.

2. If the undersigned elects to participate in the Individual Warrant Amendment Offer and the conditions to the Individual Warrant Amendment Offer are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s Original Warrants at the reduced exercise price of $0.60 per share for the 2014 Warrants, $0.40 per share for the 2015 Warrants and $0.85 per share for the 2017 Warrants.

3. If the undersigned elects not to participate in the Offer to Exercise with respect to any of its Original Warrants, then the exercise price and the other terms of the undersigned’s Original Warrants, as the case may be, not tendered in the Offer to Exercise will remain unmodified; provided, however, if the applicable Requisite Majority approve the Aggregate Warrant Amendment, the undersigned’s Original Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, further, that the Company will deliver the undersigned the Notice of Approval of Aggregate Warrant Amendment Offer and the undersigned will have until October 10, 2017 to exercise the undersigned’s Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

4. By exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Participate and Exercise Warrants, the undersigned accepts the terms and conditions of the Offer to Amend and Exercise and understands that the acceptance of Original Warrants by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Exercise.

6. The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

7. The undersigned understands that this Offer to Amend and Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Amend and Exercise would not be in compliance with the laws of such jurisdiction.

8. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Participate and Exercise Warrants is irrevocable.

9. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company or to be necessary or desirable to complete the exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

10. The undersigned acknowledges that all questions as to the number of Original Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Original Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Original Warrants it determines not to be in proper form or to reject those Original Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer to Amend and Exercise and any defect or irregularity in the tender of any particular Original Warrants, and the Company’s interpretation of the terms of the Offer to Amend and Exercise (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of Original Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

Accredited Investor Status:

11. The undersigned read the definition of “accredited investor” from Rule 501 of Regulation D attached hereto as Annex A-1, and certifies that the undersigned is an accredited investor.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

By completing the Election to Participate and Exercise Warrants and returning this signature page and submitting the exercise price, the undersigned’s Original Warrants will be deemed exercised in accordance with the terms and conditions of the Original Warrants as modified by the Offer to Amend and Exercise.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise proper evidence of the authority of such person to act in such capacity.

Date: ____________, 2017	Signature:_______________________________________________________

Print Name:_____________________________________________________

Title (if holder is not a natural person):________________________________

Tax/SSN:_______________________________________________________

Address:________________________________________________________ ______________________________________________________________

Annex A-1

Definition of Accredited Investor

Rule 501. Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a) Accredited investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) A bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the 1940 Act or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (excluding the value of the primary residence of such natural person);1

(6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8) An entity in which all of the equity owners are accredited investors.

1 For purposes of calculating the net worth of a natural person, the amount of any mortgage or other indebtedness secured by such person’s primary residence must be netted against the value of such residence. If the amount of such indebtedness is less than the estimated fair market value of such residence, it need not be considered as a liability deducted from such natural person’s net worth (except that if the amount of indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability). If the amount of such indebtedness exceeds the estimated fair market value of such residence, then that excess liability must be deducted from such natural person’s net worth.

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of 5:00 PM Pacific Time on the evening of September 25, 2017, as may be extended in the Company’s sole discretion. However, if the applicable Requisite Majority approve the Aggregate Warrant Amendment, your Original Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, further, that if the Company delivers you the Notice of Approval of Aggregate Warrant Amendment Offer you will have until 5:00 PM Pacific Time on the evening of October 10, 2017 to exercise the undersigned’s applicable Amended Warrant if not already exercised, otherwise it will expire unexercised on such date.

The Company will not accept any alternative or contingent exercises. By execution of this Election to Participate and Exercise Warrants, you waive any right to receive any notice of the acceptance of the Original Warrants, except as provided in the Offer to Amend and Exercise. To effect your acceptance of the Offer to Exercise you must:

1.	Complete, sign and return this Election to Participate and Exercise Warrants.

2.	Tender your Original Warrants

3.	Pay the exercise price applicable to your Original Warrants

a.	2014 Warrants: $0.60 x the number of shares of common stock underlying your 2014 Warrants, by check payable to “Pure Bioscience, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

b.	2015 Warrants: $0.40 x the number of shares of common stock underlying your 2015 Warrants, by check payable to “Pure Bioscience, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

c.

2017 Warrants: $0.85 x the number of shares of common stock underlying your 2017 Warrants, by check payable to “Pure Biosciene, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Participate and Exercise Warrants, Original Warrants, and the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 5:00 p.m. (Pacific Time) on the evening of September 25, 2017, as may be extended by the Company in its sole discretion. However, if the applicable Requisite Majority approve the Aggregate Warrant Amendment, your Original Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, further, that the Company will deliver you the Notice of Approval of Aggregate Warrant Amendment Offer and you will have until 5:00 PM Pacific Time on the evening of October 10, 2017 to exercise the undersigned’s Amended Warrant, otherwise it will expire unexercised on such date. The method of delivery of all documents is at the election and risk of the tendering warrant holder, and the delivery will be deemed made only when actually received by the Company. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS AND CHECKS FOR EXERCISE PRICE OF ORIGINAL WARRANTS:*	Pure Bioscience, Inc. 1725 Gillespie Way El Cajon, CA 92020 Attn: Hank Lambert and Mark Elliott Email: hlambert@purebio.com; melliott@purebio.com; Phone: (619) 596-8600 Facsimile: (619) 596-8790

WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF ORIGINAL WARRANTS:*
	Bank:	California Bank & Trust

	Bank Address:	California Bank & Trust 402 West Broadway, Suite 190 San Diego, CA 92101

	For the Benefit of:	PURE Bioscience 1725 Gillespie Way El Cajon, CA 92020

	Account Number:	2150143471

	Transit Routing Number:	122232109

	Swift Code #:	CALBUS66

	* MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS

	* CHECK MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS AND BE MADE PAYABLE TO “PURE BIOSCIENCE, INC.” AND BE SENT TO THE PHYSICAL ADDRESS SET FORTH ABOVE

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.